Jeffrey H. Mackay
ATTORNEY AT LAW
4871 Narragansett Avenue
San Diego, California 92107

June 16, 2003

Valde Connections, Inc.
1180 Spring Centre South Blvd., Suite 310
Altamonte Springs, Florida 32714

Attn:	Mr. Stephen W. Carnes
President, Valde Connections, Inc.
Re:	Opinion of Legality - Form SB-2 of Valde Connections, Inc.
filed with the Securities and Exchange Commission on or about June 16, 2002, as amended.

Dear Mr. Carnes:

     We render this opinion to Valde Connections, Inc., a Colorado corporation ("the Company"), in connection with its registration of 3,680,800 shares of its common stock ("the Shares") for sale to the public through the Company's Prospectus included within its Registration Statement on Form SB-2, under the Securities Act of 1933 (the “Act”) as filed with the Securities and Exchange Commission on or about June 16, 2002, as amended.

In connection with this opinion, we have examined the originals or copies identified to our satisfaction, The Company’s Articles of Incorporation, Bylaws, and other documents necessary to our opinion contained in this letter. We have also relied as to certain matters of fact upon representations made to us by officers and agents of the Company.

Based upon and in reliance on the foregoing, it is our opinion that when there has been compliance with the Act, the common shares of stock when issued, paid for and delivered to the purchasers pursuant to registration will be validly issued, fully paid and non-assessable.

We have assumed, but not independently verified, the genuineness of all the signatures on all documents, letters, opinions and certificates, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified or Photostat copies and the authenticity of the originals of such copies.

Our knowledge of the Company, its legal and other affairs is limited by the scope of our engagement for this opinion. We have not acted as legal counsel to the Company in any previous capacity whatsoever. We offer no opinions whatsoever concerning the accuracy or completeness of the prospectus.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to any references to us, if any. This opinion is intended solely for use in connection with Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,
/s/ Jeffrey H. Mackay
Jeffrey H. Mackay, Esq.
Attorney at Law